As filed with the Securities and Exchange Commission on January 18, 2013

Registration Statement No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

CELLCEUTIX CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	30-0565645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Cumming Center, Suite 151-B Beverly, Massachusetts 01915 (978) 236-8717	Leo Ehrlich Chief Executive Officer 100 Cumming Center, Suite 151-B Beverly, Massachusetts 01915 (978) 236-8717
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Telephone (212) 519-5109

Facsimile (212) 245-3009

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of Class A Common Stock, par value $0.0001 per share, offered by Aspire Capital Fund	7,000,000	$1.94	$13,580,000	$1,852.31
Shares of Class A Common Stock, par value $0.0001 per share, offered by certain Selling Stockholders	2,000,000	$1.94	$3,880,000	$529.23
Shares of Class A Common Stock issuable upon exercise of Warrants	3,348,084	$1.94	$6,495,283	$885.96
Total for sale by Registrant	12,348,084	$1.94	$23,955,283	$3,267.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock of the registrant.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the bid and ask prices of the common stock on OTC Bulletin Board on January 15, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2013

PROSPECTUS

CELLCEUTIX CORPORATION

12,348,084 shares of Class A Common Stock

Includes 9,000,000 Shares of Class A Common Stock and

3,348,084 Shares of Class A Common Stock issuable upon the exercise of Warrants

Aspire Capital Fund, LLC:

This prospectus relates to the sale of up to 7,000,000 shares of Class A Common Stock by Aspire Capital Fund, LLC (“Aspire Capital”). The prices at which Aspire Capital may sell the shares offered in this prospectus will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by Aspire Capital. However, we may receive proceeds of up to $10.0 million from the sale of our Class A Common Stock to Aspire Capital, pursuant to a Class A Common Stock purchase agreement entered into with Aspire Capital on December 6, 2012, once the registration statement, of which this prospectus is a part, is declared effective.

Aspire Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We will pay the expenses of registering these shares, but Aspire Capital will pay all selling and other expenses incurred.

Other Selling Stockholders :

This prospectus also relates to the sale by certain of our selling security holders other than Aspire Capital (the “Holders”) of up to 5,348,084 shares of our Class A Common Stock, including:

· 2,000,000 shares of Class A Common Stock held directly; and

· up to 3,348,084 shares of our Class A Common Stock issuable upon the exercise of warrants issued to such security holders in two separate private placements of our securities, (i) the Regulation D Subscription which closed October 13, 2011, and (ii) the Series A Convertible Preferred which closed May 8, 2012.

The Holders may offer to sell the shares of Class A Common Stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive proceeds from the sale of shares by the Holders of the Company’s Class A Common Stock, but we may receive up to $2,899,744 from the exercise of warrants by the Holders, if exercised for cash.

The Holders and any brokers executing sell orders on behalf of the Holders may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions received by a broker executing sell orders may be deemed to be underwriting commissions under the Securities Act. We will pay the expenses of registering these shares, but the Holders will be responsible for any underwriting discounts or commissions or agent’s commissions incurred.

Our Class A Common Stock is quoted on the OTC Bulletin Board under the symbol “CTIX”. On, January 15, 2013, we had 47,176,263 shares of our Class A Common Stock issued and outstanding held by non-affiliates. The closing price for our Class A Common Stock on January 16, 2013 was $2.00 per share.

Investing in our Class A Common Stock involves risk. You should carefully consider the risk factors beginning on page 10 of this prospectus before making a decision to invest in our Class A Common Stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2013.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. Selling Stockholders may offer and resell from time to time up to 12,348,084 shares of our Class A Class A Common Stock. Before purchasing any securities, you should carefully read this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 38.

You should rely only on the information contained herein or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A Common stock. The rules of the SEC may require us to update this prospectus in the future.

FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including words such as “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. Forward-looking statements might also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;

•	the highly competitive nature of our industry;

•	our ability to attract and retain qualified managers and skilled employees;
•	our ability to utilize our equity line of credit facility with Aspire Capital;
•	our ability to raise sufficient capital when needed, or at all;

•	the outcome of our plans for future operations and growth; and

•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

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We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 38 of this prospectus for information about us and our financial statements.

Except where the context otherwise requires, the terms “we,” “us,” “our” or “Cellceutix” refer to Cellceutix Corporation.

Our Business

Cellceutix Corporation is a bio-pharmaceutical company in the business of developing small molecule therapies. Our primary efforts are in cancer and inflammatory disease. We have acquired exclusive rights to several drugs relating to a number of human diseases. We have one compound, an anti-cancer agent in a Phase 1 clinical trial (Kevetrin™), and the balance of our portfolio of product candidates are in pre-clinical development including one anti-cancer agent (KM3174); one candidate targeting rheumatoid arthritis (KM277); a small molecule compound with an indication of osteo-arthritis/asthma (KM278); a small molecule compound with an indication of neurological disorders for the treatment of Multiple Sclerosis, Lou Gehrig Disease, and/or Parkinson’s Disease (KM362); a small molecule compound for the treatment of Psoriasis (Prurisol™-KM133); and a small molecule compound for the treatment of autism (KM-391). We filed patent applications covering Kevetrin in May 2009, and Prurisol in January 2012. The US Patent and Trademark Office awarded us a patent covering Kevetrin in December 2012.

Our Pipeline

Compounds	Diseases	Status

Kevetrin	Cancer	Phase 1
Prurisol	Psoriasis	Eligible 505(b)(2)- Phase 2/3
KM 391	Autism	Preclinical
KM 277	Arthritis	Preclinical
KM 278	Arthritis/Asthma	Preclinical
KM 3174	Cancer	Early R&D
KM 362	MS/ALS/Park	Early R&D
KM 732	Hypertensive emergency	Early R&D

The Company's present focus is the development and clinical trials of its two leading compounds, Kevetrin™ and Prurisol™.

Kevetrin – Our lead compound Kevetrin, is a small molecule proprietary to the Company.  Its structure is distinct from other anti-cancer agents currently on the market.  Kevetrin, is an anti-cancer drug which has demonstrated the ability in pre-clinical studies to regulate the p53 pathway and attack cancers which have proven resistant to today's cancer therapies (drug-resistant cancers).

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On June 21, 2012, the U.S. Food and Drug Administration ("FDA") approved the Investigational New Drug (IND) application for Kevetrin™. The Company sponsored Phase 1 trials are being conducted at Harvard Cancer Center's Dana-Farber Cancer Institute and partner Beth Israel Deaconess Medical Center.  The clinical trials that began in November 2012, will test Kevetrin against a variety of different solid tumor cancer types in patients with advanced-stage cancers. Primary endpoints for the study will be safety, tolerable dosing levels and establishing the dose for a future Phase II clinical trial. Presently, we are at the early stage of the trial. The Company has received no notice of events outside of the parameters of the protocol and the trial is progressing.

The University of Bologna in Italy (the “University”) and The Italian Cooperative Study Group on Chronic Myeloid Leukemia (ICSG on CML) and Acute Leukemia (GIMEMA Group) plan on testing Kevetrin against Acute Myelogenous Leukemia (AML). We have been advised that the study, a phase 1b trial, will be titled “A Multi-Center, Open-Label, Phase 1B Study of Escalating Doses of Kevetrin (Thioureidobutyronitrile) Administered Intravenously, with Cytarabine Administered A) Subcutaneously, or B) Intravenously, in Patients with Acute Myelogenous Leukemia (AML).” The study is scheduled to begin in the first half of 2013. The University will source the funding for this trial.

Preclinical testing of Kevetrin is continuing at Beth Israel Deaconess Medical Center in combination with Pfizer, Inc.’s multikinase inhibitor drugs as potential new therapies for renal cancer and melanoma. Results of these preclinical tests provided to date to the Company are encouraging.

The Company is presently in discussions with other institutions for collaborations in conducting clinical trials with Kevetrin on multiple cancers.

Prurisol is our anti-psoriasis drug candidate. It is a small molecule with a molecular weight of less than 500 MW. It is synthesized through a multi step-step process using commercially available starting materials. Prurisol acts through immune modulation and PRINS reduction.

We plan to sponsor a Proof of Concept trial in Europe that is on target to begin late first quarter/early second quarter 2013. This will be a relatively short trial with only 30 days of treatment and 30 days of follow-up to evaluate the efficacy and safety of Prurisol. Our manufacturer, Dr. Reddy’s Laboratories Ltd., has advised us that the manufacturing of Prurisol is planned to begin in February.

At this time the Company is focusing its research and development efforts exclusively on Kevetrin and Prurisol.

Company Information

Cellceutix Corporation, formerly known as EconoShare, Inc., was incorporated on August 1, 2005 in the State of Nevada. On December 6, 2007, EconoShare, Inc. acquired Cellceutix Pharma, Inc., pursuant to an exchange of shares. Cellceutix Pharma, Inc. assets consisted of rights assigned to it for early stage pharmaceutical compounds.  In January 2008, the Company’s changed its name to Cellceutix Corporation.

The Company's corporate offices are located at 100 Cummings Center, Suite 151-B, Beverly, Massachusetts, 01915. The Company's telephone number is (978) 236-8717. Our corporate website is www.cellceutix.com. The information on our website is not incorporated by reference into this prospectus.

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SUMMARY OF THE OFFERING

This prospectus relates to the sale of up to 12,348,084 shares of our Class A Common Stock by Aspire Capital and certain other security holders identified in the “Selling Stockholders” section below (each a “selling shareholder” and collectively the “Selling Stockholders”), representing approximately 15% of our outstanding Class A Common Stock as of January 15, 2013.

Class A Common Stock Covered Hereby	Up to 12,348,084 shares, including 2,448,833 shares currently issued and outstanding.

Securities offered Aspire Capital

Aspire Capital will receive all of the proceeds from the sale of up to all 7,000,000 shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by Aspire Capital. However, we may receive up to $10,000,000 in proceeds from the sale of our Class A Common Stock to Aspire Capital under the Class A Common Stock Purchase Agreement described below. We currently expect to use the net proceeds from this offering to fund our clinical trials for Kevetrin and Prurosol, research and development activities, as well as for general working capital needs.

Securities Offered by Other Stockholders

The selling security holders other than Aspire Capital (individually, a “Holder” and collectively the “Holders”) will receive all of the proceeds from the sale of the 2,000,000 shares of our Class A Common Stock which were issued to such Holder upon exercise of stock purchase warrants issued under the 2010 Equity Incentive Plan.

Holders will also receive the proceeds from the sale of up to 3,348,084 shares of our Class A Common Stock issuable upon exercise of Class A Common Stock purchase warrants which we issued the Holders as detailed in the “Selling Stockholders” section below.

We will not receive proceeds from the sale of the shares by the Holders. However, we may receive up to a maximum of $ 2,899,744 in proceeds from the exercise of the warrants held by such Holders, which proceeds we would expect to use for funding our clinical trials for Kevetrin and Prurosil.

Class A Common Stock outstanding prior to offering	95,623,034 shares

Class A Common Stock to be outstanding after the offering	107,522,235 shares

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our Class A Common Stock.

Trading Symbol	Our Class A Common Stock currently trades on the OTC Bulletin Board under the symbol “CTIX”.

Risk Factors	Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 10 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our securities.

______________________

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The number of shares of our Class A Common Stock outstanding as of January 15, 2013 is 95,623,034 and excludes:

6,312,084 shares of Class A Common Stock issuable upon the exercise of outstanding warrants.

6,551,167 shares of Class A Common Stock issuable to Aspire Capital under the terms of the Common Stock Purchase Agreement, dated December 6, 2012;

42,870,000 shares reserved for issuance under the Company 2010 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or the warrants described above.

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The Aspire Capital Transaction

On December 6, 2012, we entered into a common stock purchase agreement (referred to in this prospectus as the “Purchase Agreement”), with Aspire Capital Fund, LLC, an Illinois limited liability company (referred to in this prospectus as “Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of our shares of our Class A Common Stock over the approximately 36-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 336,625 shares of our Class A Common Stock as a commitment fee (referred to in this prospectus as the “Commitment Shares”). Upon execution of the Purchase Agreement, we sold to Aspire Capital 112,208 shares of Class A Common Stock (referred to in this prospectus as the “Initial Purchase Shares”). Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital (referred to in this prospectus as the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act, the sale of the shares of our Class A Common Stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

On January 15, 2013, there were 95,623,034 shares of our Class A Common Stock outstanding (47,176,263 shares held by non-affiliates) excluding the 6,551,167 shares offered that may be issued to Aspire Capital pursuant to the terms of the Purchase Agreement after the registration statement of which this prospectus is a part is declared effective. If all of 7,000,000 shares of our Class A Common Stock offered hereby were issued and outstanding as of the date hereof such shares would represent 6.9% of the total Class A Common Stock outstanding (or 13.0% of the shares held by non-affiliates) as of the date hereof. The number of shares of our Class A Common Stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement. If we elect to issue more than 7,000,000 shares offered under this prospectus which we have the right but not the obligation to do, we must first register under the Securities Act the resale by Aspire before we can sell such additional shares.

Pursuant to the Purchase Agreement we are registering 448,833 shares of our Class A Common Stock, which includes the Commitment Shares and Initial Purchase Shares that have already been issued to Aspire Capital, and 6,551,167 shares of Class A Common Stock which we may issue to Aspire Capital after the registration statement of which this prospectus is a part is declared effective under the Securities Act. All 7,000,000 shares of Class A Common Stock are being offered pursuant to this prospectus.

After the SEC has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our Class A Common Stock exceeds $0.25 (the “Floor Price”), we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 100,000 shares of our Class A Common Stock per trading day, provided that the aggregate price of such purchase shall not exceed $500,000 per trading day, up to $10.0 million of our Class A Common Stock in the aggregate at a per share price (the “Purchase Price”) calculated by reference to the prevailing market price of our Common Stock as described under “The Aspire Capital Transaction” below.

In addition, on any date on which we submit a Purchase Notice for 100,000 shares to Aspire Capital and the closing sale price of our stock is equal to or greater than $0.50 per share, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of stock equal to up to 20% of the aggregate shares of the Company’s Common Stock traded on The OTC Bulletin Board on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares we may determine (the “VWAP Purchase Share Volume Maximum”) and a minimum trading price (the “VWAP Minimum Price Threshold”) (as more specifically described under “The Aspire Capital Transaction” below). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) is calculated by reference to the prevailing market price of our Class A Common Stock (as more specifically described under “The Aspire Capital Transaction” below).

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The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our Class A Common Stock is less than the Floor Price. This Floor Price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Class A Common Stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

An “Event of Default” shall mean any of the following: (i) if the Company’s Class A Common Stock ceases to be eligible for trading on the Company’s current principal market and is not immediately thereafter trading on the NYSE, the NYSE Amex Equities, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, or OTCQB or OTCQX market places of the OTC Markets, or the OTC Bulletin Board; (ii) suspension of the Class A Common Shares from trading on our principal market for ten (10) consecutive trading days; (iii) if for any reason the registration statement generally is not available for the sale of all of the Purchase Shares or the Commitment Shares for ten (10) consecutive trading days or for a total of thirty (30) trading days out of the preceding 365 days; (iv) any breach of the representations and warranties or covenants contained in any related agreements with Aspire Capital which has or which could have a material adverse effect on the Company subject to reasonable cure; or (v) the Company’s insolvency or the Company’s participation or threatened participation in insolvency or bankruptcy proceedings by or against the Company.

At any time an Event of Default exists, Aspire Capital shall have the right to terminate the Purchase Agreement.

The Series A Preferred Stock Transaction

On May 8, 2012, the Company entered into a subscription agreement pursuant to which it agreed to sell Series A Convertible Preferred shares for an aggregate of $1,000,000 to Hyman Schwartz and Ethel Schwartz, referred to as the Subscribers. Mr. Schwartz was the former principal shareholder and sole officer and director of the Company. The Subscription Agreement provided for installment funding amounts, at the Company’s discretion, to take place every thirty days after initial closing date for an amount of the lesser of (i) $75,000 or (ii) twenty five (25%) per cent of the dollar value of the total volume traded during the preceding 22 trading days. The Series A Preferred Shares were convertible into Class A Common Stock at the lesser of 85% of the closing bid price on the date of prior to each closing, or 85% of the lowest bid price for the fifteen (15) days prior to conversion.  Additionally, for each share of Class A Common Stock issued upon conversion of Series A preferred share, a five year warrant was issued to the Subscribers, exercisable at the conversion price of the Class A Common Stock issued. The Series A Convertible Preferred shares did not pay dividends. The Class A Common Stock underlying the Series A Preferred Shares and the Class A Common Stock purchase warrants are subject to piggy back registration rights granted to the Subscribers. The Agreement was mutually terminated between the parties on January 8, 2013.

As of January 15, 2013 a total of $400,000 Series A Convertible Preferred shares had been funded under the Subscription Agreement prior to its termination and converted into Class A Common Stock and warrants. As a result, the Class A Common Stock issued to the Subscribers upon conversion of the Preferred Series A shares and warrants issued under the Subscription Agreement were outstanding prior to the filing of this Registration Statement of which this Prospectus is a part. The 848,084 Class A Common Stock that were issued are not being offered by the Subscribers in this Registration Statement. The 848,084 Class A Common Stock underlying the warrants are included in the Registration Statement of which this Prospectus is a part. The Warrants are exercisable for five years from date of issuance. The Company currently has no Series A Convertible Preferred Shares outstanding.

The Series A Preferred Stock Subscription Agreement dated May 8, and the Certificate of Designation for the Series A Preferred are referenced as Exhibits 10.6 and 10.7, respectively, and are incorporated by reference herewith. The Form of the Warrant for the Series A Preferred is filed herewith as Exhibit 8 to this Registration Statement. The mutual Termination Agreement was filed in a Form 8-K on January 8, 2013 and is referenced in Exhibit 10.11.

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Other Selling Stockholders

On December 19, 2012 the Company issued 320,000 shares of Class A Common Stock to Paul Ginsburg upon exercise of stock options granted to him pursuant to the Company’s 2009 and 2010 Equity Incentive Plans of which: 80,000 were granted on March 2, 2009, exercisable at $0.14 per share; 200,000 were granted on February 8, 2011, exercisable at $0.20 per share; and 40,000 were granted on February 17, 2011, exercisable at $.20 per share. The Company received proceeds of $59,200 upon exercise of these options. On December 21, 2012 the Company issued 1,680,000 shares of Class A Common Stock to Ethel Schwartz upon exercise of stock options granted on December 29, 2010 under the Company’s 2010 Equity Incentive Plan and exercisable at $0.10 per share. The Company received proceeds of $168,000 upon this exercise. The 2009 Stock Option Plan and the 2010 Equity Incentive Plans, and the Exercise of the Options are referenced in Exhibits 10.9, 10.10 and 10.12, respectively, and are incorporated by reference herewith. Both of these Selling Stockholders are Consultants to the Company and accredited investors. Dr. Ginsburg is a patent attorney who provides patent and related consulting services to the company and Ethel Schwartz is consultant who provides Paralegal and corporate administrative services to the Company. Ethel Schwartz is the spouse of Hyman Schwartz. None of these consultants are employees or affiliates of the Company. The issuance was exempt from registration under Section 4(2) of the Securities Act.

On October 11, 2011, we issued Class A Common Stock Purchase Warrants to purchase 833,333 shares of Class A Common Stock (first issuance) to Huang Min Chung a non-affiliated, accredited investor, pursuant to a Regulation D Common Stock Offering. We issued warrants to purchase an additional 833,333 shares in November 2011 (second issuance) and warrants to purchase an additional 833,333 shares in December 2011 (third issuance). Each warrant entitled the holder to purchase one (1) share of Class A Common Stock Purchase Warrant at the exercise price of $1.00 per share. On January 26, 2012, the agreement was amended to provide piggy back registration rights for the shares of Class A Common Stock underlying the warrants and no longer provided cashless exercise. The Form of Regulation D Subscription Agreement, dated October 11, 2011, the Amendment to the Regulation D Subscription Agreement, dated January 26, 2012, are referenced as Exhibits 10.3 and 10.4, respectively, and are hereby incorporated by reference. The Form of Warrant is filed as Exhibit 10.5 to this Registration Statement. The sale and issuance of the Class A Common Stock Purchase Warrants were completed pursuant to Regulation D and Rule 506 and promulgated under Securities Act Section 4(2).

RISK FACTORS

An investment in our Class A Common Stock involves risks. You should carefully consider the specific risks relating to this offering set forth below and relating to our business set forth under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated by reference herein, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Specific to Us

Our company is a development stage company that has no products approved for commercial sale, has never generated any revenues, and may never achieve revenues or profitability.

We are a development stage biopharmaceutical company. Currently, we have no products approved for commercial sale and, to date, we have not generated any revenues. Our ability to generate revenue depends heavily on:

· successful demonstration in clinical trials that our leading drug candidates, Kevetrin and/or Prurisol are safe and effective;

· our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;

· the successful commercialization of our product candidates; and

· market acceptance of our products.

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Our leading product candidate Kevetrin is at an early stage of its clinical trial, while our other products are categorized as pre-clinical. If we do not successfully develop and commercialize these products, we will not achieve revenues or profitability in the foreseeable future, if at all. If we are unable to generate revenues or achieve profitability, we may be unable to continue our operations.

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

We are in the development stage and our operations and the development of our proposed products are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to:

• the absence of an operating history;

• the lack of commercialized products;

• insufficient capital;

• expected substantial and continual losses for the foreseeable future;

• limited experience in dealing with regulatory issues;

• the lack of manufacturing experience and limited marketing experience;

• possible reliance on third parties for the development and commercialization of our proposed products;

• a competitive environment characterized by numerous, well-established and well capitalized competitors; and

• reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

Our ability to become profitable depends primarily on the following factors:

 our ability to develop drugs, obtain approval for such drugs, and if approved, to successfully commercialize our drugs;

our R&D efforts, including the timing and cost of clinical trials; and

our ability to enter into favorable alliances with third-parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution.

Even if we successfully develop and market our drug candidates, we may not generate sufficient or sustainable revenue to achieve or sustain profitability.

The report of our independent registered public accounting firm includes a going concern opinion, and we may not be profitable in the future, if ever.

Our operating cash needs, cash consumption, and doubt as to whether we will ever become profitable, are factors which raise substantial doubt as to our ability to continue as a going concern. Consequently, our independent registered public accounting firm has included a going concern paragraph  in its audit report which is included elsewhere in this registration statement. It is uncertain at this time how the going concern language by our independent registered public accounting firm will affect our ability to raise capital. If we are unable to achieve revenues or obtain financing on terms and conditions acceptable to the Company, then we may not be able to commence revenue-generating operations or continue as an on-going concern.

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We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

We currently do not have resources to complete the development and commercialization of any of our proposed products. We expect to incur costs of approximately five million eight hundred and fifty thousand dollars ($5,850,000) in the upcoming twelve (12) months to operate our business in accordance with our business plans and budgets. We may not be able to secure this amount of financing on terms and conditions acceptable to the Company. In the event that we cannot obtain acceptable financing, we would be unable to complete preclinical development projects, a regulatory filing for Prurisol, and our Phase 1 trial for our anti-cancer drug Kevetrin. This will delay:

• research and development programs;

• preclinical studies and clinical trials; material characterization studies, regulatory processes;

• establishment of our own laboratory or a search for third party marketing partners to market our products for us.

The amount of capital we may require will depend on many factors, including the:

• progress, timing and scope of our research and development programs;

• progress, timing and scope of our preclinical studies and clinical trials;

• time and cost necessary to obtain regulatory approvals;

• time and cost necessary to establish our own marketing capabilities or to seek marketing partners;

• time and cost necessary to respond to technological and market developments;

• changes made or new developments in our existing collaborative, licensing and

• other commercial relationships; and

• new collaborative, licensing and other commercial relationships that we may establish.

Our fixed expenses, such as rent and other contractual commitments, may increase in the future, as we may:

• enter into leases for new facilities and capital equipment;

• enter into additional licenses and collaborative agreements; and

• incur additional expenses associated with being a public company.

On December 6, 2012, we entered into a Purchase Agreement with Aspire Capital which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of our shares of Class A Common Stock over the approximately 36-month term of the Purchase Agreement.

The extent to which we utilize the Purchase Agreement with Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our Class A Common Stock, the volume of trading in our Class A Common Stock and the extent to which we are able to secure funds from other sources. The number of shares that we may sell to Aspire Capital under the Purchase Agreement on any given day and during the term of the agreement is limited. See “The Aspire Transaction” section of this prospectus for additional information. Additionally, we and Aspire Capital may not effect any sales of shares of our Class A Common Stock under the Purchase Agreement during the continuance of an event of default or on any trading day that the closing price of our stock falls below $0.25 per share. Even if we are able to access the full $10,000,000 million under the Purchase Agreement, we will still need additional capital to fully implement our business, operating and development plans.

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If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

The sale of our Class A Common Stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of Class A Common Stock acquired by Aspire Capital could cause the price of our Class A Common Stock to decline.

We are registering for sale the Commitment Shares that we have issued to Aspire Capital, the Initial Purchase Shares previously sold to Aspire Capital and an additional 6,551,167 shares of Class A Common stock that we may sell to Aspire Capital under the Purchase Agreement. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 36 months from the date of this prospectus. The number of shares ultimately offered for sale by Aspire Capital under this prospectus is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our Class A Common Stock under the Purchase Agreement may cause the trading price of our Class A Common Stock to decline.

Aspire Capital may ultimately purchase all, some or none of the $10.0 million of Class A Common Stock that, together with the Commitment Shares, is the subject of this prospectus. Aspire Capital may sell all, some or none of our shares that it holds or comes to hold under the Purchase Agreement. Sales by Aspire Capital of shares acquired pursuant to the Purchase Agreement under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our Class A Common Stock. The sale of a substantial number of shares of our Class A Common Stock by Aspire Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

We have limited experience in drug development and may not be able to successfully develop any drugs.

We have limited experience in drug development and may not be able to successfully develop any drugs. Our ability to achieve revenues and profitability in our business will depend, among other things, on our ability to:

• develop products internally or obtain rights to them from others on favorable terms;

• complete laboratory testing and human studies;

• obtain and maintain necessary intellectual property rights to our products;

• successfully complete regulatory review to obtain requisite governmental agency approvals

• enter into arrangements with third parties to manufacture our products on our behalf; and

• enter into arrangements with third parties to provide sales and marketing functions.

We have agreed to provide our anti-cancer compound Kevetrin for research at Beth Israel Deaconess Medical Center and the University of Bologna. We have not been asked nor are we committed to provide any funding for this research. We do not exercise any influence as to whether the respective institutions will start, continue, or complete their research on Kevetrin. Therefore we cannot assume that these studies will ever be completed and of benefit to Cellceutix.

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Development of pharmaceutical products is a time-consuming process, subject to a number of factors, many of which are outside of our control. Consequently, we can provide no assurance of the successful and timely development of new drugs.

Our drug candidates are in early developmental and clinical stages. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive drugs on a timely basis. Drugs that we may develop are not likely to be commercially available for several years, if ever. The proposed development schedules for our drug candidates may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in government regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our drug candidates could result either in such drugs being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the unproven technology involved and the other factors described elsewhere in “Risk Factors”, we may not be able to complete successfully the development or marketing of any of our drug candidates.

We may fail to successfully develop and commercialize our drug candidates because they:

• are found to be unsafe or ineffective in clinical trials;

• do not receive necessary approval from the FDA or foreign regulatory agencies;

• fail to conform to a changing standard of care for the diseases they seek to treat; or

• are less effective or more expensive than current or alternative treatment methods.

Drug development failure can occur at any stage of clinical trials and as a result of many factors and there can be no assurance that we or our collaborators will reach our anticipated clinical targets. Even if we or our collaborators complete our clinical trials, we do not know what the long-term effects of exposure to our drug candidates will be. Furthermore, our drug candidates may be used in combination with other treatments and there can be no assurance that such use will not lead to unique safety issues. Failure to complete clinical trials or to prove that our drug candidates are safe and effective would have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations.

We must comply with significant and complex government regulations, compliance with which may delay or prevent the commercialization of our drug candidates.

The R&D, manufacture and marketing of drug candidates are subject to regulation, primarily by the FDA in the United States, and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, R&D activities (including testing in animals and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including approval delays or refusals to approve drug licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recalls or seizures of products, injunctions against shipping drugs and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining FDA approval for a drug has historically been costly and time consuming. Current FDA requirements for a new human drug or biological product to be marketed in the United States include: (i) the successful conclusion of pre-clinical laboratory and animal tests, if appropriate, to gain preliminary information on the product's safety; (ii) filing with the FDA of an IND application to conduct human clinical trials for drugs or biologics; (iii) the successful completion of adequate and well-controlled human clinical investigations to establish the safety and efficacy of the product for its recommended use; and (iv) filing by a company and acceptance and approval by the FDA of a New Drug Application (“NDA”), for a drug product or a biological license application (“BLA”), for a biological product to allow commercial distribution of the drug or biologic. A delay in one or more of the procedural steps outlined above could be harmful to the Company in terms of getting our drug candidates through clinical testing and to market.

The FDA reviews the results of the clinical trials and may order the temporary or permanent discontinuation of clinical trials at any time if it believes the drug candidate exposes clinical subjects to an unacceptable health risk. Investigational drugs used in clinical studies must be produced in compliance with current good manufacturing practice (“cGMP”) rules pursuant to FDA regulations.

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Sales outside the United States of products that we develop will also be subject to additional regulatory requirements governing human clinical trials and marketing for drugs and biological products and devices. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources.

We also are subject to the following risks and obligations, related to the approval of our products:

• The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.

• If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution. In addition, many foreign countries control pricing and coverage under their respective national social security systems.

• The FDA or foreign regulators may not approve our manufacturing processes or manufacturing facilities.

• The FDA or foreign regulators may change their approval policies or adopt new regulations.

• Even if regulatory approval for any of our product is obtained, the corresponding marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license.

• If regulatory approval of the product candidate is granted, the marketing of that product would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved uses.

• In some foreign countries, we may be subject to official release requirements that require each batch of the product we produce to be officially released by regulatory authorities prior to its distribution by us.

• We will be subject to continual regulatory review and periodic inspection and approval of manufacturing modifications, including compliance with cGMP regulations.

We can provide no assurance that our drug candidates will obtain regulatory approval or that the results of clinical studies will be favorable.

Presently, we are at the early stage of  a Phase 1 clinical trial for Kevetrin, our anti-cancer drug . The work-plan we have developed for the next twelve (12) months should enable us to advance Kevetrin’s Phase 1 trial and  file an IND application with the FDA to begin Prurisol’s (anti-psoriasis) clinical trials. If approved, it would  allow us to commence Prurisol’s Phase 2 trial.

The testing, marketing and manufacturing of any product for use in the United States will require approval from the FDA. We cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted. Preclinical and clinical trials may reveal that one or more products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed drugs, and failure to receive such approvals, would have an adverse effect on the drug's potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that a proposed drug may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such proposed drug from the market. To the extent that our success will depend on any regulatory approvals from government authorities outside of the United States that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

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Even if our product candidate Prurisol receives regulatory approval, commercialization may be adversely affected by regulatory actions requiring a boxed warning.

Even if we receive regulatory approval for our psoriasis product candidate Prurisol, we expect an approval to include a boxed warning regarding possible severe health  risks and side effects.  Products with boxed warnings are subject to more restrictive regulations than products without such warnings. Boxed restrictions would make it more difficult to market Prurisol.

Even if we obtain regulatory approvals, our marketed drug candidates will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations,  we could lose our approvals to market these drugs and our business would be seriously harmed.

Following any initial regulatory approval of any drugs we may develop, we will also be subject to continuing regulatory review, including the review of adverse experiences and clinical results that are reported after our drug candidates are made commercially available. This would include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug candidates will also be subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with the drug, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. If we are required to withdraw all or more of our drugs from the market, we may be unable to continue revenue generating operations. We do not have, and currently do not intend to develop, the ability to manufacture material for our clinical trials or on a commercial scale. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured drugs ourselves, including reliance on the third-party manufacturer for regulatory compliance. Our drug promotion and advertising is also subject to regulatory requirements and continuing FDA review.

We have no experience in conducting or supervising clinical trials and must outsource all clinical trials.

We have no experience in conducting or supervising clinical trials that must be performed to obtain data to submit in concert with applications for approval by the FDA. The regulatory process to obtain approval for drugs for commercial sale involves numerous steps. Drugs are subjected to clinical trials that allow development of case studies to examine safety, efficacy, and other issues to ensure that sale of drugs meets the requirements set forth by various governmental agencies, including the FDA. In the event that our protocols do not meet standards set forth by the FDA, or that our data is not sufficient to allow such trials to validate our drugs in the face of such examination, we might not be able to meet the requirements that allow our drugs to be approved for sale.

Because we have no experience in conducting or supervising clinical trials, we must outsource our clinical trials to third parties. We have no control over their compliance with procedures and protocols used to complete clinical trials in accordance with standards required by the agencies that approve drugs for sale. If these subcontractors fail to meet these standards, the validation of our drugs would be adversely affected, causing a delay in our ability to engage in revenue-generating operations.

We are subject to risks inherent in conducting clinical trials. The risk of non compliance with FDA-approved good clinical practices by clinical investigators, clinical sites, or data management services could delay or prevent us from developing or ever commercializing our drug candidates.

Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services place substantial responsibilities on these parties, which could result in delays in, or termination of, our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for or successfully commercialize our drug candidates.

We or regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the patients enrolled in our clinical trials. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.  In addition, clinical trials may have independent monitoring boards composed of experts in the field.  These boards may also have the authority to suspend or terminate clinical trials.

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Our clinical trial operations will be subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions that we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our drug candidates or we may be criminally prosecuted. If we are unable to complete clinical trials and have our products approved due to our failure to comply with regulatory requirements, we will be unable to commence revenue generating operations.

The Company is exposed to product liability, clinical and preclinical liability risks which could place a substantial financial burden upon the Company should it be sued.

The Company could be exposed to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. In addition, the use in the Company's clinical trials of pharmaceutical products that it may develop and the subsequent sale of these products by the Company or its potential collaborators may cause the Company to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against the Company could have a material adverse effect on its business, financial condition and results of operations.

The Company does have a $5,000,000 liability insurance policy for the Kevetrin clinical trials. The Company cannot assure that such insurance will provide adequate coverage against the Company's potential liabilities.  Claims or losses in excess of any product liability insurance coverage that may be obtained by the Company could have a material adverse effect on our business, financial condition and results of operations.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. Disclosure of our trade secrets or proprietary information could compromise any competitive advantage that we have.

We depend upon confidentiality agreements with our officers, employees, consultants, and subcontractors to maintain the proprietary nature of the technology. These measures may not afford us sufficient or complete protection, and may not afford an adequate remedy in the event of an unauthorized disclosure of confidential information. In addition, others may independently develop technology similar to ours, otherwise avoiding the confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations.

We may be unable to obtain or protect intellectual property rights relating to our products, and we may be liable for infringing upon the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our compounds and the proprietary compounds  of others with which we have entered into licensing agreements. We have filed two patent applications and expect to file a number of additional patent applications in the coming years.  There can be no assurance that any of these patent applications will ultimately result in the issuance of a patent with respect to the proprietary compounds owned by us or licensed to us. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards that the United States Patent and Trademark Office use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Further, we rely on a combination of trade secrets, know-how, technology and nondisclosure, and other contractual agreements and technical measures to protect our rights in the proprietary compounds. If any trade secret, know-how or other proprietary information and/or compounds not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

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We do not believe that any of the drug candidates we are currently developing infringe upon the rights of any third parties nor are they infringed upon by third parties; however, there can be no assurance that our proprietary compounds will not be found in the future to infringe upon the rights of others or be infringed upon by others. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties' patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our drug candidates so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our proprietary compounds.    Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

Moreover, the cost to us of any litigation or other proceeding relating to our patents and other intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management's efforts. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

We have limited manufacturing experience.

The Company has never manufactured products in the highly regulated environment of pharmaceutical manufacturing. There are numerous regulations and requirements that must be maintained to obtain licensure and permitting required to commence manufacturing, as well as additional requirements to continue manufacturing pharmaceutical products. We do not own or lease facilities currently that could be used to manufacture any products that might be developed by the Company, nor do we have the resources at this time to acquire or lease suitable facilities.

We have no sales and marketing personnel.

We do not currently have any products available for sale, so have not secured a sales and marketing staff.  If we successfully receive regulatory approval  to market a drug, we cannot generate sales without sales or marketing staff and must rely on our officers to provide any sales or marketing services until such staff are secured, if ever.

Even if we were to successfully develop approvable drugs, we will not be able to sell these drugs if we or our third party manufacturers fail to comply with manufacturing regulations.

If we were to successfully develop approvable drugs, before we can begin selling these drugs, we must obtain regulatory approval of our cGMP manufacturing facility and process or the cGMP manufacturing facility and process of the third party or parties with whom we may outsource our manufacturing activities. The cGMP regulations govern quality control and documentation policies and procedures. Our manufacturing facilities, if any in the future, and the manufacturing facilities of our third party manufacturers will be continually subject to inspection by the FDA and other state, local and foreign regulatory authorities, before and after product approval. We cannot guarantee that we, or any potential third party manufacturer of our products, will be able to comply with the cGMP regulations or other applicable manufacturing regulations.

Our potential collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We may have to rely substantially upon strategic collaborations for marketing and the commercialization of our drug candidates, and we may rely even more on strategic collaborations for R&D of our other drug candidates. Our business will depend on our ability to sell drugs to both government agencies and to the general pharmaceutical market. We may have to sell our drugs through strategic partnerships with pharmaceutical companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our revenue and drug development may be limited. To date, we have not entered into any strategic collaborations with third parties capable of providing these services. In addition, we have not yet marketed or sold any of our drug candidates or entered into successful collaborations for these services in order to ultimately commercialize our drug candidates.

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If we determine to enter into R&D collaborations during the early phases of drug development, our success will in part depend on the performance of our research collaborators. We will not directly control the amount or timing of resources devoted by our research collaborators to activities related to our drug candidates. Our research collaborators may not commit sufficient resources to our programs. If any research collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to this collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to our collaborators, or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements.

Establishing strategic collaborations is difficult and time-consuming. Our discussion with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our drug candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, our drug revenues are likely to be lower than if we directly marketed and sold any drugs that we may develop.

Management of our relationships with our collaborators will require:

• significant time and effort from our management team;

• coordination of our marketing and R&D programs with the marketing and R&D priorities of our collaborators; and

• effective allocation of our resources to multiple projects.

We may not be able to attract and retain highly skilled personnel or consultants.

Our ability to attract and retain highly skilled personnel or consultants is critical to our operations and expansion. We face competition for these types of personnel from other pharmaceutical companies and more established organizations, many of which have significantly larger operations and greater financial, technical, human and other resources than us. We may not be successful in attracting and retaining qualified personnel or consultants on a timely basis, on competitive terms, or at all. If we are not successful in attracting and retaining these personnel or consultants, our business, prospects, financial condition and results of operations will be materially adversely affected.

We depend upon our senior management and their loss or unavailability could put us at a competitive disadvantage.

We currently depend upon the efforts and abilities of our management team. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We have not obtained, do not own, nor are we the beneficiary of key-person life insurance.

The Company believes the following persons are critical to the success of the Company.  The terms of their employment agreements between them and the Company are as follows:

On December 29, 2010, the Company entered into employment agreements with its two executive officers, Leo Ehrlich, the Company’s Chief Executive and Financial Officer, and Krishna Menon, Chief Scientific Officer. Both agreements provide for a three year term with each executive receiving an annual base salary for $350,000 per year commencing January 1, 2011, with an annual increase of 10% for each year commencing January 2012. In addition, the Company’s Board awarded stock options exercisable at $0.11 per share pursuant to the Company’s 2010 Equity Incentive Plan to each executive officer as follows:   Option Group A, a total of 18 million options with 6 million options vesting on December 29, 2010, 6 million options vesting on June 30, 2011 and 6 million options vesting on January 3, 2012.    The Board, at its discretion, may increase the base salary based upon relevant circumstances.

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There are conflicts of interest among our officers, directors and stockholders.

Certain of our executive officers and directors and their affiliates are engaged in other activities and have interests in other entities on their own behalf or on behalf of other persons. Neither we nor any of our stockholders will have any rights in these ventures or their income or profits. In particular:

• Our executive officers or directors or their affiliates may have an economic interest in, or other business relationship with, partner companies that invest in us or are engaged in competing drug development.

• Our executive officers or directors or their affiliates have interests in entities that provide products or services to us. Presently, Kard Scientific, a company controlled by Dr. Krishna Menon, President and Director, provides preclinical and manufacturing services to the Company and leases space to the Company.

In any of these cases:

• Our executive officers or directors may have a conflict between our current interests and their personal financial and other interests in another business venture.

• Our executive officers or directors may have conflicting fiduciary duties to us and the other entity.

• The terms of transactions with the other entity may not be subject to arm's length negotiations and therefore may be on terms less favorable to us than those that could be procured through arm's length negotiations.

While the Company is not aware of any conflict that has arisen to date, Dr. Menon may have conflicting fiduciary duties between the Company and Kard Scientific. Currently, the Company does not have any policy in place to deal with such should such a conflict arise.

Risks Related to the Biotechnology/Biopharmaceutical Industry

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. We may be unable to compete with enterprises equipped with more substantial resources than us.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition based primarily on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain government approval for testing, manufacturing and marketing.

We compete with biopharmaceutical firms in the United States, Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many biopharmaceutical companies have focused their development efforts in the human therapeutics area, including cancer. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions, government agencies and private research organizations, also compete with us in recruiting and retaining highly qualified scientific personnel and consultants. Our ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital on terms and conditions acceptable to us.

We are aware of numerous products under development or manufactured by competitors that are used for the prevention or treatment of certain diseases we have targeted for drug development. Various companies are developing biopharmaceutical products that potentially directly compete with our drug candidates even though their approach to such treatment is different.

For example, with respect to Kevetrin, our lead compound for cancer, there are many drugs approved to treat various cancers and many more in the publicly disclosed pipeline.  Our success depends on our ability to identify tumor types where Kevetrin has an advantage over existing therapies and those in the publicly disclosed pipeline.

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Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of the market introduction of some of our potential drugs or of competitors' products may be an important competitive factor. Accordingly, the relative speed with which we can develop drugs, complete pre-clinical testing, clinical trials, approval processes and supply commercial quantities to market are important competitive factors. We expect that competition among drugs approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent protection.

The successful development of biopharmaceuticals is highly uncertain. A variety of factors including, pre-clinical study results or regulatory approvals, could cause us to abandon development of our drug candidates.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in the early phases of development may fail to reach the market for several reasons including:

• pre-clinical study results that may show the product to be less effective than desired (e.g., the study failed to meet its primary objectives) or to have harmful or problematic side effects;

• failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or a IND and later NDA, preparation, discussions with the FDA, an FDA request for additional pre-clinical or clinical data or unexpected safety or manufacturing issues;

• manufacturing costs, pricing or reimbursement issues, or other factors that make the product not economical; and

• the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Success in pre-clinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product to the next, and may be difficult to predict.

Risks Related to the Securities Markets and Investments in Our Class A Common Stock

Because our Class A Common Stock is quoted on the OTC Bulletin Board “OTCBB”," your ability to sell your shares in the secondary trading market may be limited.

Our Class A Common Stock is currently quoted on the over-the-counter “OTCBB” market. Consequently, the liquidity of our Class A Common Stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our Class A Common Stock may be lower than might otherwise prevail if our Class A Common Stock was quoted and traded on NASDAQ or a national securities exchange.

Because our shares are "penny stocks," you may have difficulty selling them in the secondary trading market.

Federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or NASDAQ, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our Class A Common Stock currently is quoted on the “OTCBB” at less than $5.00 per share, our shares are "penny stocks" and may not be traded unless a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a potential purchaser prior to any trade.

In addition, because our Class A Common Stock is not listed on NASDAQ or any national securities exchange and currently is quoted at and trades at less than $5.00 per share, trading in our Class A Common Stock is subject to Rule 15g-9 under the Securities Exchange Act. Under this rule, broker-dealers must take certain steps prior to selling a "penny stock," which steps include:

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• obtaining financial and investment information from the investor;

• obtaining a written suitability questionnaire and purchase agreement signed by the investor; and

• providing the investor a written identification of the shares being offered and the quantity of the shares.

If these penny stock rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these comprehensive rules will make it more difficult for broker-dealers to sell our Class A Common Stock and our Stockholders , therefore, may have difficulty in selling their shares in the secondary trading market.

Our stock price may be volatile and your investment in our Class A Common Stock could suffer a decline in value.

As of January 15, 2013, the last trade price of our Class A Common Stock, as quoted on the OTC Markets Group, Inc.'s OTCBB, was $2.00.  The price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

• progress of our products through the regulatory process;

• results of preclinical studies and clinical trials;

• announcements of technological innovations or new products by us or our competitors;

• government regulatory action affecting our products or our competitors' products in both the United States and foreign countries;

• developments or disputes concerning patent or proprietary rights;

• general market conditions for emerging growth and pharmaceutical companies;

• economic conditions in the United States or abroad;

• actual or anticipated fluctuations in our operating results;

• broad market fluctuations; and

• changes in financial estimates by securities analysts.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At January 15, 2013, Stockholders of the Company owned approximately 48,446,771 shares of restricted stock, or 50.7% of the outstanding Class A Common Stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

Our directors and executive officers own or control a sufficient number of shares of our Class A Common Stock to control our company, which could discourage or prevent a takeover, even if an acquisition would be beneficial to our Stockholders .

At January 15, 2013, our directors and executive officers own or control approximately 45% of our outstanding voting power. Accordingly, these Stockholders , individually and as a group, may be able to influence the outcome of shareholder votes, involving votes concerning the election of directors, the adoption or amendment of provisions in our articles of incorporation and bylaws and the approval of certain mergers or other similar transactions, such as sales of substantially all of our assets. Such control by existing Stockholders could have the effect of delaying, deferring or preventing a change in control of our company.

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The dual class structure of our Common Stock can have the effect of concentrating voting control with Menon and/ or Ehrlich, which will limit or preclude your ability to influence corporate matters.

Our Class B Common Stock has ten votes per share on all matters submitted to a vote of our stockholders and our Class A Common Stock has one vote per share on all matters submitted to a vote of our stockholders. Menon and Ehrlich each have vested options that they can exercise and convert to 18,000,000 shares of Class B Common Stock. That alone could result in the equivalent of 360,000,000 votes of Class A shares. As of January 15, 2013 we had 95,623,034 shares of Class A Common Stock outstanding and no shares of Class B Common Stock outstanding.  Because of the ten-to-one voting ratio between our Class B and Class A Common Stock, upon issuances of Class B Common Stock, the Class B holders can collectively control a majority of the combined voting power of our Class A Common Stock and therefore be able to control all matters submitted to our stockholders for approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our Class A Common Stock and do not intend to pay cash dividends on our Class A Common Stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company's operational requirements which would dilute your share ownership.

The Company's continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing is required for the Company to meet its operational requirements. There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all. In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans as detailed further in Management's Discussion and Analysis in this registration statement.

The financing, sale or the proposed sale of substantial amounts of our Class A Common Stock in the public markets may adversely affect the market price of our Class A Common Stock and our stock price may decline substantially. In the event that the Company is unable to raise or borrow additional funds, the Company may be required to curtail significantly its operational plans as further detailed in Requirements for Additional Capital in the Management Discussion and Analysis of our Annual Report on Form 10-K for the year ended June 30, 2012.

The Company is authorized to issue up to 300,000,000 total shares of Class A Common Stock without additional approval by Stockholders. As of January 15, 2013 we had  95,623,034 shares of Class A Common Stock outstanding, and loans, warrants and options convertible into additional shares of Class A Common Stock outstanding.

Because our Class A Common Stock is quoted only on the OTCBB, your ability to sell your shares in the secondary trading market may be limited.

Our Class A Common Stock is quoted only on the OTCBB. Consequently, the liquidity of our Class A Common Stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our Class A Common Stock may be different than might otherwise prevail if our Class A Common Stock was quoted or traded on a national securities exchange such as the New York Stock Exchange.

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Large amounts of our Class A Common Stock will be eligible for resale under Rule 144.

As of January 15, 2013, approximately 48,446,771of the 95,623,034 outstanding shares of the Company's Class A Common Stock are restricted securities as defined under Rule 144 of the Securities Act and under certain circumstances may be resold without registration pursuant to Rule 144.

Approximately 5,151,201 shares of our restricted shares of Class A Common Stock are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of the Company's shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of Class A Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one-year holding period. Any substantial sale of the Company's Class A Common Stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's shares. This filing will satisfy certain public information requirements necessary for such shares to be sold under Rule 144.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. The costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required.  This effort may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

USE OF PROCEEDS

This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by Aspire Capital and the Holders. We will not receive any proceeds upon the sale of shares by Aspire Capital and the other stockholders . However, we may receive proceeds up to $10 million under the Purchase Agreement with Aspire Capital. The proceeds received from the sale of the shares under the Purchase Agreement will be used for working capital and general corporate purposes.  This anticipated use of net proceeds from the sale of our Class A Common Stock to Aspire Capital under the Purchase Agreement represents our intentions based upon our current plans and business conditions. The Company chose the funding amount offered by Aspire Capital and agreed to that amount based upon our estimate of the operations support and working capital funding that may be necessary to sustain the Company's operations over the next 12 months.

We may receive gross proceeds of up to $2,899,744 from the exercise price of any warrants that are exercised by the Holders, the proceeds of which we expect to use for our general working capital. No assurances can be given, however, that all or any portion of such warrants will ever be exercised.

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SELLING STOCKHOLDERS

We are registering the shares of Class A Common Stock covered by this prospectus in order to permit the Selling Stockholders set forth below to offer the shares for sale from time to time.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations there under) of the shares of Class A Common Stock held by each of the Selling Stockholders . The table below has been prepared based on information supplied to us by the Selling Stockholders. Except as indicated in the footnotes to the table below, the Selling Stockholders have not had any material relationship with us within the past three years, except for their ownership of our Class A Common Stock.

The first and second columns lists the maximum number of shares of Class A Common Stock being offered by the Selling Stockholders under this prospectus and does not take into account any limitations on or conditions to the issuance of the shares of Class A Common Stock being registered.

The third and fourth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.  The Selling Stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. We believe that, based on information provided to us by each of the Selling Stockholders, the Selling Stockholders listed in the table have sole voting and investment powers with respect to the securities indicated.

Name of Selling Stockholder	Shares Beneficially Owned prior to Offering	Shares to be Offered (1)	Shares Beneficially Owned after Offering (2)	Percentage Beneficially Owned after Offering (7)

Aspire Capital Fund, LLC (3)	448,833	7,000,000	-	*
Hyman Schwartz and Ethel Schwartz(4)	3,748,084	2,528,084	1,220,000	*
Huang Min Chung(5)	2,500,000	2,500,000	-	*
Paul Ginsburg (6)	589,998	320,000	269,998

Total		12,348,084

* Less than one percent.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In general, a person is deemed to be the beneficial owner of (i) any shares of our Class A Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days, whether through the exercise of options, warrants or otherwise. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that such person has the right to acquire beneficial ownership of within 60 days, whether through the exercise of options, warrants or otherwise are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name

(1) Includes shares of Class A Common Stock being registered that are outstanding, issuable under the Purchase Agreement and issuable upon exercise of warrants issued to such person. All of the shares underlying the warrants offered hereby are exercisable within sixty days.

(2) Assumes that all securities registered will be sold.

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(3) As of the date of the Purchase Agreement, Aspire Capital beneficially owned no shares of Class A Common Stock of the Company. Steven G. Martin, Erik J. Brown and Christos Komissopoulos, the principals of Aspire Capital, are deemed to be beneficial owners of all of the shares of Class A Common Stock owned by Aspire Capital. Messrs. Martin, Brown and Komissopoulos have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Aspire Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(4) Includes (a) 1,680,000 Class A Common Stock issued upon exercise of stock options granted to Mrs. Schwartz on December 29, 2010, exercisable at $0.10 per share. The option price was based on the prevailing market price at the time of the grant and issued under the 2010 Equity Incentive Plan -- 500,000 beneficially owned by Hyman and Ethel Schwartz and 1,180,000 shares beneficially owned by Ethel Schwartz, (b) 594,584 Class A Common Stock shares beneficially owned by Hyman and Ethel Schwartz, underlying warrants previously issued upon the exercise of Series A Preferred Stock by the Schwartz’s of which (i) 255,754 shares underlying the warrants issued on June 25, 2012, exercisable at $0.391 per share, (ii) 153,061 shares underlying the warrants issued August 1, 2012, exercisable at $0.49 per share, (iii) 154,639 shares underlying the warrants issued on August 23, 2012, exercisable at $0.485 per share, and (iv) 31,130 shares underlying the warrants issued on September 19, 2012, exercisable at $0.527, and (c) 253,500 Class A Common Stock shares beneficially owned by Ethel Schwartz, underlying the warrants issued upon the exercise of Series A Preferred Stock, of which (i) 111,185 shares were underlying warrants issued September 19, 2012, exercisable at $0.527 per share and (ii) 142,315 shares underlying warrants issued September 24, 2012, exercisable at $0.527 per share. Warrants are exercisable for five years from date of issuance.

(5) Includes Class A Common Stock underlying 2,500,000 warrants issued to Mr. Huang in a $1,000,000 Regulation D private placement which occurred in October through December 2011, all of which are exercisable for one share of Class A Common Stock at $1.00 per share.

(6) Includes 320,000 Class A Common Stock issued upon exercise of stock options granted to Paul Ginsburg pursuant to the Company’s 2009 and 2010 Equity Incentive Plans of which 80,000 were granted on March 2, 2009, exercisable at $0.14 per share; 200,000 were granted on February 8, 2011, exercisable at $0.20 per share; and 40,000 were granted on February 17, 2011, exercisable at $.20 per share.

(7) Percentage ownership is based on 95,623,034 shares outstanding as of January 15, 2013.

The Aspire Capital Transaction

General

On December 6, 2012, we entered into the Purchase Agreement which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of our shares of Class A Common Stock over the term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital the Commitment Shares. Upon execution of the Purchase Agreement, we sold to Aspire Capital the Initial Purchase Shares for an aggregate purchase price of $100,000. Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements (including the registration of which this prospectus is a part) as permissible and necessary to register under the Securities Act, the sale of the shares of our Class A Common Stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of January 15, 2013, there were 95,623,034 shares of our Class A Common Stock outstanding (shares held by non-affiliates) excluding the 6,551,167 shares offered that may be issued to Aspire Capital pursuant to the terms of the Purchase Agreement after the registration statement of which this prospectus is a part is declared effective. If all of 7,000,000 shares of our Class A Common Stock offered hereby were issued and outstanding as of the date hereof, such shares would represent 6.9 % of the total Class A Common Stock outstanding (or 13.0% of the shares held by non-affiliates) as of the date hereof. The number of shares of our Class A Common Stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

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Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 7,000,000 shares of our Class A Common Stock under the Securities Act, which includes the Commitment Shares and Initial Purchase Shares that have already been issued to Aspire Capital and 6,551,167 shares of Class A Common Stock which we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All 7,000,000 shares of Class A Common Stock are being offered pursuant to this prospectus. Under the Purchase Agreement, we have the right but not the obligation to issue more than the 7,000,000 shares of Class A Common Stock included in this prospectus to Aspire Capital. As of the date hereof, we do not have any plans or intent to issue to Aspire Capital any shares of Class A Common Stock in addition to the 7,000,000 shares of Class A Common Stock offered hereby.

After the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our Class A Common Stock is not less than $0.25 per share (the “Floor Price”), we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 100,000 shares of our Class A Common Stock per business day, up to $10.0 million of our Class A Common Stock in the aggregate at a Purchase Price calculated by reference to the prevailing market price of our Class A Common Stock over the preceding 12-business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $500,000 per trading day.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for 100,000 Purchase Shares and the sale price of our Class A Common Stock is not less than $0.50 per share, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of stock equal to up to 20% of the aggregate shares of the Company’s Class A Common Stock traded on The OTC Bulletin Board on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold. The VWAP Purchase Price is calculated by reference to the prevailing market price of our Class A Common Stock (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our Class A Common Stock is less than the Floor Price. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Class A Common Stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Purchase Of Shares Under The Class A Common Stock Purchase Agreement

Under the Purchase Agreement, on any trading day selected by us on which the closing sale price of our Class A Common Stock exceeds $0.25 per share, we may direct Aspire Capital to purchase up to 100,000 shares of our Class A Common Stock per trading day. The Purchase Price of such shares is equal to the lesser of:

·	the lowest sale price of our Class A Common Stock on the purchase date; or
·	the arithmetic average of the three lowest closing sale prices for our Class A Common Stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for purchase of 100,000 shares, we also have the right to direct Aspire Capital to purchase an amount of stock equal to up to 20% of the aggregate shares of the our Class A Common Stock traded on the OTC Bulletin Board on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold, which is equal to the greater of (a) 90% of the closing price of the Company’s Class A Common Stock on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice. The VWAP Purchase Price of such shares is the lower of:

·	the Closing Sale Price on the VWAP Purchase Date; or
·	95% of the volume-weighted average price for our Class A Common Stock traded on the OTC Bulletin Board:
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o	on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum or
o	during that portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on The OTC Bulletin Board exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of the Company’s Class A Common Stock falls below the VWAP Minimum Price Threshold.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the purchase price. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

Under the Purchase Agreement, we and Aspire Capital may not effect any sales of shares of our Class A Common Stock under the Purchase Agreement on any trading day that the closing sale price of our Class A Common Stock is less than $0.25 per share.

Events of Default

Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

·	the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of Class A Common Stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 40 consecutive business days;
·	the suspension from trading or failure of our Class A Common Stock to be listed on our principal market for a period of ten consecutive business days;
·	the delisting of our Class A Common Stock from our principal market, provided our Class A Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Amex Equities, or the OTCQB or OTCQX market places of the OTC Markets;
·	our transfer agent’s failure to issue to Aspire Capital shares of our Class A Common Stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;
·	any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;
·	if we become insolvent or are generally unable to pay our debts as they become due; or
·	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

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No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our Class A Common Stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the 7,000,000 shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 36 months from the date of this prospectus. The sale by Aspire Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our Class A Common Stock to decline and/or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the 7,000,000 shares of Class A Common Stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in substantial dilution to the interests of other holders of our Class A Common Stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital

In connection with entering into the Purchase Agreement, we authorized the sale to Aspire Capital of up to $10.0 million of our shares of Class A Common Stock. However, we estimate that we will sell no more than 7,000,000 shares to Aspire Capital under the Purchase Agreement (inclusive of the Commitment Shares and Initial Purchase Shares), all of which are included in this offering. Subject to any required approval by our board of directors, we have the right but not the obligation to issue more than the 7,000,000 shares included in this prospectus to Aspire Capital under the Purchase Agreement. In the event we elect to issue more than 7,000,000 shares under the Purchase Agreement, we will be required to do another takedown off from the registration statement of which this prospectus is a part or to file a new registration statement and have it declared effective by the SEC. The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement. The following table sets forth the number and percentage of outstanding shares to be held by Aspire Capital after giving effect to the sale of shares of Class A Common Stock issued to Aspire Capital at varying purchase prices:

Assumed Average Purchase Price	Proceeds from the Sale of Purchase Shares to Aspire Capital Under the Purchase Agreement Registered in this Offering (1)	Number of Additional Purchase Shares to be Issued in this Offering at the Assumed Average Purchase Price (2)	Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital (3)
$0.25	$1,737,972	6,551,167	6.4%
$0.50	$3,375,584	6,551,167	6.4%
$1.00	$6,651,167	6,551,167	6.4%
$1.50	$9,926,751	6,551,167	6.4%
$2.00	$10,000,000	4,950,000	4.9%
$2.50	$10,000,000	3,960,000	3.8%

(1)	Proceeds include the $100,000 purchase price of the Initial Purchase Shares.
(2)	Excludes 336,625 Commitment Shares issued and the 112,208 Initial Purchase Shares sold for a purchase price of $100,000 under the Purchase Agreement between the Company and Aspire Capital.
(3)	The denominator is based on 95,623,034 shares outstanding as of January 15, 2013, which includes the 448,833 shares previously issued to Aspire Capital and the number of shares set forth in the adjacent column which we would have sold to Aspire Capital. The numerator is based on the number of additional Purchase Shares which we may issue to Aspire Capital under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

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The Series A Preferred Stock Transaction

On May 8, 2012, the Company entered into a subscription agreement pursuant to which it agreed to sell Series A Convertible Preferred shares for an aggregate of $1,000,000 to Hyman Schwartz and Ethel Schwartz, referred to as the Subscribers. Mr. Schwartz was the former principal shareholder and sole officer and director of the Company. The Subscription Agreement provided for installment funding amounts, at the Company’s discretion, to take place every thirty days after initial closing date for an amount of the lesser of (i) $75,000 or (ii) twenty five (25%) per cent of the dollar value of the total volume traded during the preceding 22 trading days. The Series A Preferred Shares were convertible into Class A Common Stock at the lesser of 85% of the closing bid price on the date of prior to each closing, or 85% of the lowest bid price for the fifteen (15) days prior to conversion.  Additionally, for each share of Class A Common Stock issued upon conversion of Series A preferred share, a five year warrant was issued to the Subscribers, exercisable at the conversion price of the Class A Common Stock issued. The Series A Convertible Preferred shares did not pay dividends. The Class A Common Stock underlying the Series A Preferred Shares and the Class A Common Stock purchase warrants are subject to piggy back registration rights granted to the Subscribers. The Agreement was mutually terminated between the parties on January 8, 2013.

As of January 15, 2013 a total of $400,000 Series A Convertible Preferred shares had been funded under the Subscription Agreement prior to its termination and converted into Class A Common Stock and warrants. As a result, the Class A Common Stock issued to the Subscribers upon conversion of the Preferred Series A shares and warrants issued under the Subscription Agreement were outstanding prior to the filing of this Registration Statement of which this Prospectus is a part pursuant. The 848,084 Class A Common Stock that were issued are not being offered by the Subscribers in this Registration Statement. The 848,084 Class A Common Stock underlying the warrants are included in the Registration Statement of which this Prospectus is a part. The Warrants are exercisable for five years from date of issuance. The Company currently has no Series A Convertible Preferred Shares outstanding.

The Series A Preferred Stock Subscription Agreement dated May 8, and the Certificate of Designation for the Series A Preferred are referenced as Exhibits 10.6 and 10.7, respectively, and are incorporated by reference herewith. The Form of the Warrant for the Series A Preferred is filed herewith as Exhibit 8 to this Registration Statement. The mutual Termination Agreement was filed in a Form 8-K on January 8, 2013 and is referenced in Exhibit 10.11.

Other Selling Stockholders

On December 19, 2012 the Company issued 320,000 shares of Class A Common Stock to Paul Ginsburg upon exercise of stock options granted to him pursuant to the Company’s 2009 and 2010 Equity Incentive Plans of which: 80,000 were granted on March 2, 2009, exercisable at $0.14 per share; 200,000 were granted on February 8, 2011, exercisable at $0.20 per share; and 40,000 were granted on February 17, 2011, exercisable at $.20 per share. The Company received proceeds of $59,200 upon exercise of these options. On December 21, 2012 the Company issued 1,680,000 shares of Class A Common Stock to Ethel Schwartz upon exercise of stock options granted on December 29, 2010 under the Company’s 2010 Equity Incentive Plan and exercisable at $0.10 per share. The Company received proceeds of $168,000 upon this exercise. The 2009 Stock Option Plan and the 2010 Equity Incentive Plans, and the Exercise of the Options are referenced in Exhibits 10.9, 10.10 and 10.12, respectively, and are incorporated by reference herewith. Both of these Selling Stockholders are Consultants to the Company and accredited investors. Dr. Ginsburg is a patent attorney who provides patent and related consulting services to the company and Ethel Schwartz is consultant who provides Paralegal and corporate administrative services to the Company. Ethel Schwartz is the spouse of Hyman Schwartz. None of these consultants are employees or affiliates of the Company. The issuance was exempt from registration under Section 4(2) of the Securities Act.

On October 11, 2011, we issued Class A Common Stock Purchase Warrants to purchase 833,333 shares of Class A Common Stock (first issuance) to Huang Min Chung a non-affiliated, accredited investor, pursuant to a Regulation D Common Stock Offering. We issued warrants to purchase an additional 833,333 shares in November 2011 (second issuance) and warrants to purchase an additional 833,333 shares in December 2011 (third issuance). Each warrant entitled the holder to purchase one (1) share of Class A Common Stock Purchase Warrant at the exercise price of $1.00 per share. On January 26, 2012, the agreement was amended to provide piggy back registration rights for the shares of Class A Common Stock underlying the warrants and no longer provided cashless exercise. The Form of Regulation D Subscription Agreement, dated October 11, 2011, the Amendment to the Regulation D Subscription Agreement, dated January 26, 2012, are referenced as Exhibits 10.3 and 10.4, respectively, and are hereby incorporated by reference. The Form of Warrant is filed as Exhibit 10.5 to this Registration Statement. The sale and issuance of the Class A Common Stock Purchase Warrants were completed in reliance on Regulation D and Rule 506 and promulgated under Securities Act Section 4(2).

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PLAN OF DISTRIBUTION

The Class A Common Stock may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Class A Common Stock offered by this prospectus may be effected in one or more of the following methods:

· ordinary brokers’ transactions;

· transactions involving cross or block trades;

· through brokers, dealers, or underwriters who may act solely as agents;

· “at the market” into an existing market for the Class A Common Stock;

·	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

· in privately negotiated transactions; or

· any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The Selling Stockholders may also sell shares of Class A Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of Class A Common Stock by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the Class A Common Stock for whom the broker-dealers may act as agent. Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.

Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the Selling Stockholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the Selling Stockholder, and any other required information. Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount and other compensation to be received by any FINRA member or independent broker-dealer shall not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

 We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.  We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of Class A Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

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 Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Class A Common Stock during the term of the Purchase Agreement.

Aspire Capital is an “underwriter” within the meaning of the Securities Act. The Holders and any brokers executing sell orders on behalf of the Holders may be deemed to be “underwriters” within the meaning of the Securities Act.  Commissions received by a broker executing sell orders may be deemed to be underwriting commissions under the Securities Act.  The Holders will be responsible for any underwriting discounts or commissions or agent’s commissions incurred.

We have advised the Selling Stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares by Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information. Aspire Capital’s offering will terminate on the date that all shares offered by this prospectus have been sold by Aspire Capital.

Fees and Commissions

In compliance with the guidelines the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

DIVIDEND POLICY

We have never declared any cash dividends with respect to our Class A Common Stock. Future payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our Class A Common Stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our Class A Common Stock.

DESCRIPTION OF SECURITIES

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Nevada law. We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

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DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 300,000,000 shares of Class A Common Stock, $0.0001 par value, and 100,000,000 Class A Common Stock, $0.0001 per share. As of the date of this prospectus, there were 95,623,034 shares of our Class A Common Stock outstanding that were held of record by approximately 1365 stockholders. We have reserved approximately 6,312,000 shares of Class A Common Stock for issuance upon exercise of warrants, and reserved an aggregate of 43,560,000 Class A Common Stock underlying the 2009, and 2010 stock option plans, of which 690,000 are underlying the 2009 stock option plan, all of which are issued and outstanding, and 42,870,000 are underlying the 2010 stock option plan, of which 38,397,500 are issued and outstanding.

If we offer shares of our Class A Common Stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Class A Common Stock

Each holder of Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Class A Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Class A Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of Class A Common Stock do not have preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Class A Common Stock. All outstanding shares of Class A Common Stock are, and the shares of Class A Common Stock offered by us in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Transfer Agent and Registrar

The transfer agent of our Class A Common Stock is Pacific Stock Transfer 4045 S. Spencer Street, Suite 403 Las Vegas, Nevada 89119.

Class B Common Stock

The holders of shares of the Class B Common Stock at their election shall have the right, at any time or from time to time, to convert any or all of their shares of Class B Common Stock into shares of Class A Common Stock, on a one to one basis, by delivery to the Corporation of the certificates representing such shares of Class B Common Stock duly endorsed for such conversion. Any shares of the Class B Common Stock that are transferred will automatically convert into shares of the Class A Common Stock, on a one to one basis, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Board of Directors has sole discretion to issue the Class B Common Stock.

Holder of shares of the Class B Common Stock are entitled to cast ten votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation. Except as otherwise provided above and subject to the limitations provided by law and subject to any voting rights applicable to shares of the Preferred Stock, the holders of shares of the Class A Common Stock and Class B Common Stock shall vote together as a single class, together with the holders of any shares of the Preferred Stock which are entitled to vote, and not as a separate class.

As of January 15, 2013, there were no shares of Class B Common Stock issued and outstanding.

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Dividends

Subject to the rights of the holders of any preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid cash dividends on our Class A Common Stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our Class A Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our Class A Common Stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of Class A Common Stock are, and all shares of Class A Common Stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Listing

Our Class A Common Stock is traded on the Over-the-Counter Bulletin Board under the symbol “CTIX.OB.” Any Class A Common Stock we sell under this prospectus, as it may be supplemented, will be listed on the Over-the-Counter Bulletin Board.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences. On May 9, 2012, our board had designated an aggregate of 500,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A”), of which no shares of Series A Preferred Stock are currently issued or outstanding. No other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series including:

•	the maximum number of shares in the series and the distinctive designation thereof;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares will be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series;

•	any securities exchange or market on which the shares will be listed; and

•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

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Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Class A Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Class A Common Stock. The issuance of preferred stock could have the effect of decreasing the market price of our Class A Common Stock.

Series A Convertible Preferred Stock

The Series A Preferred Shares are convertible into Class A Common Stock at the lesser of 85% of the closing bid price on the date of prior to each closing, or 85% of the lowest bid price for the fifteen (15) days prior to conversion. At no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred Stock if the number of shares of Class A Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Class A Common Stock owned by such holder at such time, the number of shares of Class A Common Stock which would result in such holder beneficially owning more than 9.99% of all of the Class A Common Stock outstanding. Additionally, for each common share issued upon conversion of Series A preferred share, a five year Common Stock purchase warrant is issued to the Subscriber. The warrant is exercisable at the conversion price of the Class A Common Shares issued. The fair value of the Class A Common Stock into which the Series A Preferred Stock is convertible will exceed the price at which the Class A Common Stock will be issued on the date of issuance of the preferred stock. The amount by which the fair value of the Class A Common Stock exceeds the issue price of the Class A Common Stock is a beneficial conversion feature. The Company will recognize the beneficial conversion feature as a one-time, non-cash deemed dividend to the holders of the Series A Preferred Stock on the date of issuance, which is the date the preferred stock first became convertible. The Series A Convertible Preferred shares do not pay dividends. The Class A Common Shares underlying the Series A Preferred Shares and the Class A Common Stock purchase warrants are subject to piggy back registration rights.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Kane Kessler, P.C., New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference, from our Annual Report on Form 10-K for the year ended June 30, 2012 have been audited by Holtz Rubenstein Reminick LLP, an independent registered public accounting firm, as stated in their report dated October 12, 2012, which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2012 filed with the SEC on November 19, 2012;
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on October 12, 2012; and
•	our Current Reports on Form 8-K filed with the SEC on January 8, 2013, December 27, 2012, December 26, 2012, December 10, 2012, and June 29, 2012.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

CELLCEUTIX CORPORATION

100 Cumming Center,

Suite 151-B

Beverly, Massachusetts 01915

(978) 236-8717

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses incurred or expected to be incurred by us in connection with the offering of securities being registered pursuant to this Registration Statement, other than underwriting discounts and commissions, estimated to be at eight percent (8%) of the proceeds raised. The assumed amount has been used to demonstrate the costs and expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time:

Securities and Exchange Commission Registration Fee	$3,268
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$10,000
Transfer Agent Fees and Expenses	$5,000
Trustee Fees and Expenses	$0
Printing and Engraving Expenses	$2,500
Miscellaneous	$1,000

TOTAL	$41,768

*These fees are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered as well as the number of offerings.

Item 15.	Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor By-laws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein. NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16.	Exhibits

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

7. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, Massachusetts, on January 18, 2013.

CELLCEUTIX CORPORATION

By:	/s/ Leo Ehrlich___________
Name:	Leo Ehrlich
Title:	Chief Executive and Financial Officer and Chairman of the Board
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Leo Ehrlich, our Chief Executive and Chief Financial, Principal Executive and Financial Officer and Chairman of the Board of Directors, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Leo Ehrlich	Chief Executive and Financial Officer and Director and Chairman	January 18, 2013
Leo Ehrlich	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Krishna Menon	President and Director	January 18, 2013
Krishna Menon

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EXHIBIT INDEX

Exhibit	Description

4.1	Specimen stock certificate(1)

5	Opinion of Kane Kessler, P.C. as to legality of securities being registered (2)

10.1	Form of Series A Unit Subscription Agreement(3)

10.2	Form of Series A Unit Common Stock Purchase Warrant(3)

10.3	Form of Regulation D Subscription Agreement dated October 11, 2011(4)

10.4	Amended January 26, 2012 Regulation D Subscription Agreement*

10.5	Form of Warrant from October 11, 2011 Regulation D Offering*

10.6	Series A Preferred Stock Subscription Agreement dated May 8, 2012(5)

10.7	Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock(5)

10.8	Form of Warrant from Series A Preferred Stock Offering*

10.9	2009 Stock Option Plan (6)

10.10	2010 Equity Incentive Plan (7)

10.11	Mutual Termination Agreement for Series A Convertible Preferred (8)

10.12	Exercise of Stock Options under the 2009 and 2010 stock option plans (9)

23.1	Consent of Kane Kessler, P.C. (to be contained in Exhibit 5)

23.2	Consent of Holtz Rubenstein Reminick LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

_________________

*	Filed herewith.
(1)	Filed on the Registrant’s Form 8-A filed with the Commission on November 15,2006.
(2)	To be filed by amendment.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 28, 2006.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form 10-K filed with the Securities and Exchange Commission on October 13, 2011.
(5)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-K filed with the Securities and Exchange Commission on May 10, 2012.
(6)	2009 Stock Option Plan filed on Form 8-K with the Securities Commission on April 6, 2009 As-99-3
(7)	Cellceutix Corporation 2010 Equity Incentive Plan filed on Form 8-K on February 22, 2011
(8)	Mutual Termination Agreement for Series A Convertible Preferred filed on Form 8K on January 8, 2013.
(9)	Exercise of Stock Option under the 2009 and 2010 Stock Option Plans on Form 8K filed on 12-26-2012.
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